RESTATED ARTICLES OF INCORPORATION
                                    OF
                             INTERFACE, INC.

                                    I.

     The name of the Corporation is:

                         INTERFACE, INC.

                               II.

     The Corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

                               III.

     The Corporation shall have perpetual duration.

                               IV.

     The Corporation is organized for the following purposes:

     To manufacture, produce, assemble, fabricate, import, purchase or otherwise acquire, invest in, own, hold, use, maintain, service or repair, sell, rent, lease, pledge, mortgage, exchange, export, distribute, assign and otherwise dispose of, and to trade and deal in and with, at wholesale or retail, goods, wares, merchandise, commodities, articles of commerce and property of every kind and description, including, but not by way of limitation, carpet; and to engage in, conduct and carry on a general manufacturing, importing and exporting, merchandising, leasing, mercantile and trading business in any and all branches thereof.

     To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or which shall at any time appear conducive to or expedient for the protection or benefit of the Corporation.

     IN FURTHERANCE OF AND NOT IN LIMITATION of the general powers conferred by the laws of the State of Georgia and the objects and purposes herein set forth, it is expressly provided that to such extent as a corporation organized under the Georgia Business Corporation Code may now or hereafter lawfully do, the Corporation shall have the power to do, either as principal or agent and either alone or in connection with other corporations, firms or individuals, all and everything necessary, suitable, convenient or proper for, or in connection with, or incident to, the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interests of the Corporation or to enhance the value of its properties; and in general to do any and all things and exercise any and all powers, rights and privileges which a corporation may now or hereafter be authorized to do or to exercise under the Georgia Business Corporation Code or under any act amendatory thereof, supplemental thereto or substituted therefor.

     The foregoing provisions of this Article IV shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers herein specified shall, except when otherwise provided in this Article IV, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of these Articles of Incorporation.

                                V.

     A. The total number of shares of capital stock which the Corporation shall have authority to issue is 125,000,000 shares, consisting of 80,000,000 shares of Class A Common Stock of $0.10 par value per share, 40,000,000 shares of Class B Common Stock of $0.10 par value per share (the Class A Common Stock and the Class B Common Stock hereinafter sometimes referred to collectively as the "Common Stock"), and 5,000,000 shares of Preferred Stock of $1.00 par value per share.

     B. The Corporation may purchase its own shares of capital stock out of unreserved and unrestricted earned surplus and capital surplus available therefor and as otherwise provided by law.

     C. The voting powers, designations, preferences and relative rights of the classes of Common Stock and Preferred Stock of the Corporation which are fixed by these Articles of Incorporation, and the authority expressly vested in the Board of Directors to fix by resolution or resolutions providing for the issue of Preferred Stock the voting power (if any), designations, preferences and relatives rights of the shares of Preferred Stock which are not fixed by these Articles of Incorporation, are as follows:

          (1)  The Class A Common Stock and the Class B Common
Stock shall be identical in all respects and the holders thereof shall have equal rights and privileges, except as otherwise provided in this Article V or required by law.

          (2) Subject to the provisions of any applicable law, or of the By-Laws of the Corporation as from time to time amended, with respect to the fixing of a record date for the determination of shareholders entitled to vote and except as otherwise provided by any applicable law or by the resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have and possess exclusive voting power and rights for the election of directors and for all other purposes. The holders of outstanding shares of Common Stock shall be entitled to vote as follows:

               (a) With respect to the election of directors, holders of Class A Common Stock voting as a separate class shall be entitled to elect the largest number of directors that constitutes a minority of the Board of Directors and holders of Class B Common Stock voting as a separate class shall be entitled to elect the smallest number of directors that constitutes a majority of the Board of Directors.

               (b) The holders of Class A Common Stock as a separate class shall be entitled by majority vote to remove, with or without cause, any director elected by the holders of Class A Common Stock and the holders of Class B Common Stock as a separate class shall be entitled by majority vote to remove, with or without cause, any director elected by the holders of Class B Common Stock.

               (c)  Any director elected by the Board of
     Directors to fill a vacancy shall serve until the next Annual Meeting of Shareholders and until his or her successor has been elected and qualified. Any vacancy in the office of a director elected by the holders of Class A Common Stock may be filled by majority vote of such holders voting as a separate class and any vacancy in the office of a director elected by the holders of Class B Common Stock may be filled by majority vote of such holders voting as a separate class or, in the absence of a shareholder vote, in either case by majority vote of the remaining directors elected by holders of the same class. Any vacancy created by increasing the number of directors may be filled by majority vote of the holders of Class A Common Stock voting as a separate class or of the holders of Class B Common Stock voting as a separate class or, in the absence of a shareholder vote, in either case by majority vote of the directors of such class, whichever is necessary in order to insure that holders of Class B Common Stock (or directors elected by them) shall have elected the smallest number of directors constituting a majority of Board of Directors, and that holders of Class A Common Stock (or directors elected by them) shall have elected the other members of the Board of Directors.

               (d) Except as otherwise provided herein or in the By-Laws of the Corporation or otherwise required by law, the holders of Class A and Class B Common Stock shall vote together as a single class on all matters submitted for vote of the shareholders, with each share being entitled to one vote.

               (e) Anything in this paragraph C to the contrary notwithstanding, Class A and Class B Common Stock shall be deemed to be in all respects a single class of Common Stock, and no distinction whatsoever shall exist between the voting rights or any other rights and privileges of the holders of Class A and Class B Common Stock from and after the earlier of the following:

                                   (i)  the first date (after the
                    effective date of these Amended and Restated
                    Articles of Incorporation) on which the
                    number of issued and outstanding shares of

                    Class B Common Stock shall constitute less than 10% of the aggregate number of issued and outstanding shares of Class A and Class B
                    Common Stock; or

                                   (ii) June 30, 1983, unless the
                    Corporation has theretofore completed the issuance and sale of shares of Class A Common Stock to underwriters in connection with a public offering thereof registered on a Registration Statement on Form S-1 filed with the Securities and Exchange Commission.

          (f) Anything in this subparagraph (2) to the contrary notwithstanding: (i) At any time when no shares of Class B Common Stock are issued and outstanding the holders of Class A Common Stock shall have exclusive voting power on all matters, and (ii) at any time when no shares of Class A Common Stock are outstanding the holders of Class B Common Stock shall have exclusive voting power on all matters.

     (3) Each holder of record of Class B Common Stock may at any time or from time to time, in such holder's sole discretion, elect to convert any whole number of such holder's Class B Common Stock into fully paid and nonassessable Class A Common Stock at the rate of one share of Class A Common Stock for each share of Class B Common Stock converted. Any such conversion may be effected by the holder surrendering the certificate or certificates evidencing the Class B Common Stock to be converted, duly endorsed, at the office of any transfer agent for the Class B Common Stock, together with a written notice (in form satisfactory to the Corporation) that the holder elects to convert all or a specified number of shares of Class B Common Stock and stating the name or names in which such holder desires the certificate or certificates for such shares of Class A Common Stock to be issued. Promptly thereafter, the Corporation shall issue and deliver to such holder or such holder's nominee or nominees a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made at the close of business at the date of such surrender and the person or persons in whose names the certificates of Class A Common Stock are to be issued on such conversion shall be treated for all purposes as the holder or holders of such Class A Common Stock at such time. Authorized shares of Class A Common Stock, to the extent that such shares shall be subject to issuance or reissuance upon conversion of shares of issued and outstanding Class B Common Stock as aforesaid, shall be held in reserve by the Corporation, without the necessity of a further declaration by the Board of Directors, to be issued or reissued only upon conversion of shares of issued and outstanding Class B Common Stock. No Class B Common Stock may be issued unless the reserved shares of Class A Common Stock are sufficient to satisfy the conversion privilege that will then exist with respect to such Class B Common Stock when issued.

     (4) Any transfer of record of shares of Class B Common Stock other than to a Qualified Transferee (as herein defined) shall be conclusively deemed to constitute an election by the holder of record thereof to convert the said shares of Class B Common Stock into an equal number of shares of Class A Common Stock. As used herein, Qualified Transferee means any one or more of (i) the transferor's spouse, issue, parents or siblings, or a trust for the benefit of the transferor or any of such persons, (ii) in the event of the transferor's death or legal disability, the transferor's executor, administrator or personal representative, (iii) any transferee receiving the shares as a gift, legacy or inheritance, or as a distribution from a corporation or partnership in respect of the transferee's ownership interest therein, or (iv) any other person approved by the Board of Directors or its designee upon written application submitted to the Secretary of the Corporation at least five business days prior to the date of the transfer. Any shares of Class B Common Stock transferred beneficially but not of record may upon application by any record holder of Class B Common Stock be denied the right to vote and receive payment of dividends until the shares have been transferred of record.

     (5) Shares of Class B Common Stock (in addition to those issued in connection with the reclassification of the Corporation's Common Stock effected on March 2, 1983) may be issued only (i) in connection with an acquisition by the Corporation or any of its subsidiaries of any other firm, corporation or business enterprise, (ii) pursuant to any employee benefit plan now in effect or hereafter adopted, (iii) in exchange for Class A Common Stock held by officers, directors or employees of the Corporation, or (iv) to effect a subdivision of such shares in the form of a stock split, stock dividend or other distribution in respect of such shares; provided, however, that at no time shall the number of shares; provided, however, that at no time shall the number of shares of Class B Common Stock issued and outstanding exceed 6,000,000 (as adjusted to reflect any subdivision, split, stock dividend, recapitalization, reclassification or consolidation of such shares).

     (6) Upon any stock dividend or other distribution in the form of Common Stock of the Corporation, only Class A Common Stock may be distributed in respect of Class A Common Stock and only Class B Common Stock may be distributed in respect of Class B Common Stock. Whenever any such distribution is made, the same number of shares shall be distributed in respect of each outstanding share of Class A and Class B Common Stock. The Corporation shall not combine or subdivide shares of either of such classes without at the same time making a proportionate combination or subdivision of shares of the other class.

     (7) Except as otherwise provided by applicable law, or by the resolution or resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock, the holders of shares of Preferred Stock shall not, by reason of such holding,
(i) have any right to vote in the election of directors or for any other purpose, nor (ii) be entitled to notice of any meeting of shareholders.

     (8) Before any sum or sums shall be set aside or applied to the purchase of any outstanding shares of Common Stock, and before any dividend shall be declared or paid or any distribution ordered or made upon the Common Stock (other than a dividend payable in shares of Common Stock), the Corporation shall have complied with the dividend and sinking fund requirements (if any) set forth in any resolution or resolutions of the Board of Directors with respect to the issue of any series of Preferred Stock of which any shares shall at the time be outstanding.

     (9)  Subject to the provisions of Paragraph C(8) of this
Article V, and to such other limitations as may be specified in any resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to receive such dividends payable with respect to the Common Stock as may be declared by the Board of Directors from time to time.

     (10) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of shares of Preferred Stock of the full amount to which any series of the Preferred Stock is entitled as set forth in the resolution or resolutions of the Board of Directors providing for the issue thereof, the holders of outstanding shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to share in all remaining assets of the Corporation available for distribution to its shareholders ratably according to the number of shares of Common Stock held by them. Neither the merger nor consolidation of the Corporation with or into any other corporation or corporations, nor the merger or consolidation of any other corporation or corporations into or with the Corporation, nor the sale, transfer, mortgage, pledge or lease by the Corporation of all or any part of its assets shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

     (11) The Preferred Stock may be issued from time to time in one or more series of any number of shares, except that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized. Each series of Preferred Stock shall be distinctively designated by number, letter or descriptive words.

     (12) Authority is hereby expressly granted to and vested in the Board of Directors to issue the Preferred Stock at any time, or from time to time, as Preferred Stock of any one or more series, and, in connection with the establishment of each such series, to fix by resolution or resolutions providing for the issue of the shares thereof the voting powers, if any, and the designation, preferences and relative rights of each such series of Preferred Stock to the full extent now or hereafter permitted by these Articles of Incorporation and the laws of the State of

Georgia, including, without limiting the generality of the foregoing, all of the following matters which may vary between each series:

          (a) The distinctive designation of such series and the number of shares which constitute such series, which number may be increased or decreased either before or subsequent to the issuance of any shares of such series (but not below the number of shares of such series then outstanding), from time to time by action of the Board of Directors;

          (b) The dividend rate of such series, the dates of payment thereof, and any limitations, restrictions or conditions on the payment of dividends, including whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on the shares of each series;

          (c) The price or prices at which, and the terms, times and conditions on which, the shares of such series may be redeemed at the option of the Corporation or at the option of the holders of such shares;

          (d) The amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment to the holders of shares of each series;

          (e) Whether the shares of such series shall be entitled to the benefit of a purchase, retirement or sinking fund to be applied to the redemption or purchase of such series, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which the shares of such series may be redeemed or purchased through the application of such fund;

          (f) Whether the shares of such series shall be made convertible into, or exchangeable for, shares of any other class or classes of stock of the Corporation, or the shares of any other series of Preferred Stock, and, if made so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

          (g) Whether the shares of such series shall have any voting rights, and, if voting rights are so granted, the extent of such voting rights and the terms and conditions under which such voting rights may be exercised;

          (h) Whether the issue of any additional shares of such series or of any future series in addition to such series shall be subject to restrictions in addition to the restrictions, if any, on the issue of additional shares imposed in the resolution or resolutions fixing the terms of any outstanding series of

Preferred Stock theretofore issued pursuant to this subparagraph
(12), and, if subject to additional restrictions, the extent of such additional restrictions; and

          (i) Whether the shares of such series shall be entitled to the benefit of limitations restricting the purchase of, the payment of dividends on, or the making of other distributions in respect of stock of any class of the Corporation, and the terms of any such restrictions; provided, however, that such restrictions shall not include any prohibition on the payment of dividends or with respect to distributions in the event of voluntary or involuntary liquidation established for any outstanding series of Preferred Stock theretofore issued.

          (13)    Series A Cumulative Convertible Preferred Stock.
                  -----------------------------------------------

          (a) DESIGNATION. 250,000 shares of the Preferred Stock, $1.00 par value, of the Corporation, each with a face value of $100.00 per share ("Face Value"), shall constitute a series of such Preferred Stock designated as "Series A Cumulative Convertible Preferred Stock" (herein referred to for convenience as "Series A Preferred Stock").

          (b) DIVIDENDS. Holders of record of Series A Preferred Stock ("Record Holders") shall be entitled to receive, and the Corporation shall pay, when, if, and as declared by the Board of Directors, but only out of funds legally available therefor, preferential cash dividends at the rate of seven percent (7%) per annum on the sum of (i) the Face Value of each share of Series A Preferred Stock held by such Record Holders and
(ii) the amount, if any, of previously accrued and due but unpaid dividends on such share, and no more. Such dividends shall be calculated on the basis of a 360-day year of four 90-day quarters (except as to any calculation for a period less than a full quarter, as to which the amount accrued shall be calculated based on the actual number of days elapsed and a year of 365 or 366 days, as applicable) and shall be payable on the 15th day of January, April, July, and October of each year, commencing July 15, 1993, to Record Holders on the respective dates fixed for such purpose by the Board of Directors in advance of the payment of each dividend. Dividends on each issued and outstanding share of the Series A Preferred Stock shall be cumulative and shall accrue, whether or not declared and paid, from the date of original issuance thereof, except as provided in subparagraph
(13)(g). The date on which the Corporation initially issues any particular share of Series A Preferred Stock shall be deemed the "date of original issuance" regardless of the number of times transfer of such share is made or replacement certificates issued to evidence such share. No dividend shall be deemed due and payable until the quarterly dividend payment date therefor as provided above, and the inclusion of any such dividend (as an accrued and due but unpaid dividend) in applying the dividend rate to calculate the amount of future dividends shall not commence until the next succeeding day after the dividend payment date for such dividend, and then only if and to the extent that such dividend was neither paid on such date nor declared as payable on such date and funds set apart for the payment thereof on such date.

          If all dividends accrued in respect of the Series A Preferred Stock have not been fully paid, or declared and set apart for payment in full, the Corporation shall not declare or pay or set apart for payment any dividend on, make any other distribution in respect of, or repurchase, redeem, or retire, shares of any other class of stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends or upon liquidation (other than dividends payable in Common Stock of the Corporation or in any other class of stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and upon liquidation).

          Subject to the foregoing provisions, dividends and other distributions, whether payable in cash, stock, or otherwise as determined by the Board of Directors, may be declared and paid on Common Stock and on any other class of stock ranking junior to the Series A Preferred Stock as to dividends or upon liquidation, out of the remaining funds of the Corporation legally available therefor, and the Series A Preferred Stock shall not be entitled to participate therein.

          Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred Stock, such payment shall be distributed ratably among the holders of Series A Preferred Stock based upon the number of shares of Series A Preferred Stock held by each such holder.

          (c) LIQUIDATION RIGHTS. Upon any liquidation, dissolution, or winding up of the Corporation, Record Holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its shareholders, before any distribution or payment shall be made to holders of Common Stock or of any other class of stock ranking junior to the Series A Preferred Stock as to liquidation, an amount in cash equal to the Face Value per share of outstanding Series A Preferred Stock plus the amount of accrued but unpaid dividends accumulated thereon, if any, to the date of payment of such liquidating distribution. Holders of Series A Preferred Stock shall not be entitled to any further payment upon any such liquidation, dissolution, or winding up. If upon such liquidation, dissolution, or winding up of the Corporation, the assets available to be distributed among the holders of Series A Preferred Stock shall be insufficient to permit the payment to holders of Series A Preferred Stock, and to holders of all other stock, if any, ranking pari passu with the Series A Preferred Stock as to liquidation, of the full amounts distributable as aforesaid and by the terms of such other stock, then the entire remaining assets of the Corporation to be distributed shall be distributed ratably among the holders of Series A Preferred Stock and the holders of such other stock based upon the amount they are otherwise entitled to hereunder and under the then terms of such other stock. Written notice of any liquidation, dissolution, or winding up of the Corporation -- stating a liquidating distribution payment date, the amount of such payment, and the place where said sums shall be payable -- shall be given to all

Record Holders by certified mail, postage prepaid, not less than thirty (30) days prior to the payment date stated therein, such notice to be addressed to each Record Holder at its address as shown on the Corporation's stock records for the Series A Preferred Stock. For the purposes hereof, the voluntary sale, lease, exchange, or transfer, whether for cash, securities, or otherwise, of all or any part of its property or assets to, or a business combination or merger of the Corporation into or with, one or more other corporations or business entities, or the reduction of the Corporation's capital stock, shall not be deemed, without more, to be a liquidation, dissolution, or winding up of the Corporation.

          (d)     Voting Rights.
                  -------------

          (1) Except as otherwise required by law or the Amended and Restated Articles of Incorporation of the Corporation (the "Articles of Incorporation"), or as set forth herein, holders of Series A Preferred Stock shall not have any right to vote or to give or withhold consent, for any purpose, on any matter whatsoever on which a vote or consent of the shareholders of the Corporation may be required, taken, or solicited. Record Holders of Series A Preferred Stock shall be entitled to receive, however, (i) notice of any meeting of shareholders at which a vote or consent of shareholders may be taken, at the same time and in the same manner as shareholders of the Corporation entitled to vote, and (ii) all information provided by the Corporation to holders of Class A Common Stock as a class, whether or not in connection with a meeting or a vote or consent of shareholders.

          (2) For so long as any shares of Series A Preferred Stock are outstanding, the affirmative vote or written consent of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting as a class (which class shall also include the holders of shares of other series of Preferred Stock, if any, that by the governing terms thereof have at that time similar voting rights), will be required for any amendment, alteration, or repeal of any provision of the Articles of Incorporation that would adversely affect the powers, preferences, or special rights of all Preferred Stock as a class.

          (3) For so long as any shares of Series A Preferred Stock are outstanding, the affirmative vote or written consent of the holders of at least a majority of the outstanding shares of Series A Preferred Stock (voting alone as a separate class) will be required for any amendment, alteration, or repeal of any provision of this Subparagraph (13) or any other provision of the Articles of Incorporation that would adversely affect the powers, preferences, or special rights solely of the Series A Preferred Stock.

          (4) For the purposes of this Subparagraph (13), none of (i) the establishment or enlargement of a class or series of any class of stock, whether or not by amendment of the Articles of Incorporation, ranking senior to or pari passu with the Series A Preferred Stock as to dividends or upon liquidation,
(ii) an amendment of the Articles of Incorporation increasing or decreasing the aggregate number of shares of authorized Preferred Stock, as a class, or (iii) an amendment of this Subparagraph
(13) increasing or decreasing the number of shares of Series A

Preferred Stock designated and constituted as authorized to be issued hereunder, so long as any decrease described in clause
(ii) or (iii) does not affect the status of any issued and outstanding share of Series A Preferred Stock or other Preferred Stock as being validly issued and outstanding, shall be considered to affect adversely the powers, preferences, or special rights of the Series A Preferred Stock or of all Preferred Stock as a class, as the case may be; PROVIDED, HOWEVER, that for purposes of this Subparagraph (13), the establishment at any time prior to June 30, 1995, of a class or series of any class of stock ranking senior to the Series A Preferred Stock as to dividends or upon liquidation shall be considered to affect adversely the powers, preferences, and special rights of the Series A Preferred Stock or all of the Preferred Stock as a class, as the case may be.

          (e)     Optional Redemption by the Corporation.
                  --------------------------------------

          (1) The Corporation, at its sole option, and from time to time at any time, subject to the following limitations, may redeem the whole or any part of the then outstanding Series A Preferred Stock by paying in cash for each share redeemed the Face Value thereof plus an amount equal to the full dividends accrued but unpaid on each such share (whether or not declared) through the redemption date (the "Redemption Price"):


           Time Period                                       Limitation on Redemption
  =============================================================================================================
  Prior to June 1, 1995                                   No redemption permitted
  -------------------------------------------------------------------------------------------------------------
  June 1, 1995 through May 31, 1996                       Redemption permitted only if Market Price (as
                                                          defined in subparagraph (13) (g) (4) (vii) below) on
                                                          the date notice of redemption is sent by the
                                                          Corporation exceeds 120% of the effective Conversion
                                                          price (as defined in subparagraph (13) (g) (1)) per
                                                          whole share of Class A Common Stock on such date
  -------------------------------------------------------------------------------------------------------------
  After May 31, 1996                                      No limitations
  =============================================================================================================

Notwithstanding the foregoing, for so long as any dividend accrued and due on the Series A Preferred Stock has not been paid or declared and sufficient funds set aside for the payment thereof, the Corporation may not: (i) redeem any shares of Series A Preferred Stock unless all shares of Series A Preferred Stock then outstanding are simultaneously redeemed; (ii) purchase any shares of Series A Preferred Stock, except in accordance with a purchase or exchange offer made on the same terms to all Record Holders of Series A Preferred Stock; or (iii) purchase any shares of any class or series (or make any payment to any sinking fund

for the redemption or purchase of any shares of any class or series) ranking pari passu with or junior to the Series A Preferred Stock as to dividends or upon liquidation, except, in the case of a class or series of stock ranking pari passu with the Series A Preferred Stock as to dividends or upon liquidation, in accordance with a purchase or exchange offer made to all Record Holders of Series A Preferred Stock and the holders of shares of such class or series of PARI PASSU stock, on a pro rata basis.

          (2) If less than all of the Series A Preferred Stock at any time outstanding shall be called for redemption hereunder, the shares to be redeemed shall be selected on a pro rata basis (with rounding to the nearest whole share) and upon such terms and conditions as the Board of Directors may determine (subject to the limitations and provisions contained in this subparagraph (13)). In case of a pro rata redemption, the Corporation, at its option, may nonetheless redeem all of the shares of Series A Preferred Stock of any Record Holder if, as a result of a straight pro rata redemption, that holder would then hold less than 500 of such shares. Nothing herein shall limit the Company's right to redeem any shares of Series A Preferred Stock by agreement with the holder thereof.

          (3) Notice of redemption shall be mailed, certified mail, postage prepaid, not less than 20 days nor more than 60 days prior to the redemption date specified in that notice, to each Record Holder of the shares to be redeemed at the address appearing on the Corporation's stock records for the Series A Preferred Stock. Neither failure to mail such notice to one or more of such holders nor any defect in such notice shall affect the sufficiency of the proceedings for redemption as to other holders. Each such notice shall state: (i) the redemption date;
(ii) the applicable Redemption Price; (iii) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the outstanding shares of Series A Preferred Stock are to be redeemed, the basis upon which the Corporation proposes to determine such lesser number of shares to be redeemed and the number of shares of such Record Holder that would be redeemed on such basis if such Record Holder continued to hold all of its shares on the Partial Redemption Determination Date (as defined below); and (iv) the place or places at which the certificates representing such shares are to be surrendered for payment of the Redemption Price. In case of a redemption of less than all the outstanding shares of Series A Preferred Stock, the Corporation's final determination of the number of shares of each holder to be redeemed shall be made with respect to Record Holders of Series A Preferred Stock as of the close of business two (2) business days immediately preceding the redemption date (the "Partial Redemption Determination Date"). Neither the transfer nor the conversion of shares of Series A Preferred Stock so determined for redemption shall be permitted after the Partial Redemption Determination Date. The Corporation may require that any transfer of shares of Series A Preferred Stock permitted by it between the date of the above notice to Record Holders and the Partial Redemption Determination Date refer to the Corporation's notice of redemption and otherwise reflect that the transferee will acquire such shares subject to possible redemption as stated in such notice.

          (4) If notice of redemption has been given pursuant to subparagraph (13)(e)(3) above and if, on or before the redemption date specified in such notice, the funds necessary for such redemption have been irrevocably deposited by the Corporation with a Paying Agent (as defined in subparagraph 13(e)(5) below), or otherwise irrevocably designated or set aside in trust for the pro rata benefit of holders of the shares so called for redemption in a manner permitted by the Georgia Business Corporation Code, then from and after the redemption date, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation or that any such shares may have been transferred, (i) all of the shares so called for redemption (as finally determined on the Partial Redemption Determination Date in case of a partial redemption) shall no longer be deemed outstanding, (ii) all dividends shall cease to accrue thereon, and (iii) all voting and other rights with respect to such shares shall cease and terminate (except the right to receive the Redemption Price upon a surrender of certificate(s) representing such shares). Upon surrender in accordance with said notice of the certificates for any shares so called for redemption (properly endorsed or assigned for transfer, with signatures guaranteed by a national bank or a New York Stock Exchange member firm), such shares shall be redeemed by the Corporation at the Redemption Price. If fewer than all the shares represented by any such certificate are redeemed, a new certificate representing the unredeemed shares shall be issued promptly without cost to the Record Holder thereof.

          (5) On or before the redemption date, the Corporation shall deposit with an agent that is a bank or a trust company (the "Paying Agent"), or otherwise designate or set aside as provided in subparagraph (13)(e)(4) above, funds sufficient to pay the Redemption Price for all shares of Series A Preferred Stock to be redeemed on the redemption date, other than any such shares that may have been previously delivered for other consideration in a transaction otherwise permitted by this Subparagraph (13). Any interest earned on funds so designated, set aside, or deposited with a Paying Agent shall be retainable by or payable to the Corporation, and holders of shares of Series A Preferred Stock shall have no rights with respect thereto. Any funds so deposited with a Paying Agent that shall remain unclaimed by the Record Holders of redeemed shares at the end of one year after the redemption date, together with any previously unpaid interest earned thereon, shall be released or repaid by the Paying Agent to the Corporation, and thereafter such Record Holders shall look only to the Corporation for payment of the Redemption Price.

          (f)     Mandatory Redemption.
                  --------------------

          (1) From and after May 31, 2003, each Record Holder of a share of Series A Preferred Stock shall have the right, upon written notice to the Corporation, to require the Corporation, to the extent permitted under applicable law, and subject to any then applicable provisions in any contract, credit agreement, indenture, or other outstanding debt security or instrument binding upon the Corporation as of the date of filing of the

Corporation's Articles of Amendment adding this Subparagraph (13) to paragraph C of Article V of the Corporation's Articles of Incorporation, or any provisions in any subsequent contracts, credit agreements, indentures, or other outstanding debt securities or instruments binding upon the Corporation that are similar in nature and effect to (and no more restrictive than) the provisions in effect as of such date, to redeem at the Redemption Price some or all of the shares of Series A Preferred Stock owned by such Record Holder. No redemption may be requested for a fractional share, or for less than all of a Record Holder's shares if, as a result, such holder would hold of record less than 500 shares of Series A Preferred Stock.

          (2) The Corporation shall set the redemption date at not more than 60 days after receipt by the Corporation of a redemption notice pursuant to subparagraph (13)(f)(1), and the Corporation shall give notice to the Record Holder thereof. In order to receive payment of the Redemption Price, such Record Holder must surrender to the Corporation (properly endorsed or assigned for transfer, with signatures guaranteed by a national bank or a New York Stock Exchange member firm) all stock certificates representing the shares of Series A Preferred Stock to be redeemed by the Corporation. If less than the full number of shares of Series A Preferred Stock evidenced by any such surrendered stock certificate are being redeemed, a new stock certificate representing the unredeemed shares shall be issued promptly without cost to the Record Holder thereof.

          (3) If a Record Holder demands redemption pursuant to subparagraph (13)(f)(1) above and if, by the redemption date, the funds necessary for such redemption have been irrevocably deposited by the Corporation with a Paying Agent, or otherwise irrevocably designated or set aside as provided in subparagraph
(13)(e)(4), then from and after such redemption date, notwithstanding that any certificate for any shares so designated for redemption has not been surrendered by the Record Holder for cancellation or that any such shares may have been transferred (whether with or without the Corporation's permission), (i) any shares so designated for redemption shall no longer be deemed outstanding, (ii) any dividends payable thereon shall cease to accrue, and (iii) all voting and other rights with respect to such shares shall cease and terminate (except the right to receive the Redemption Price upon a surrender of certificate(s) representing such shares). Any interest earned on funds so designated, set aside, or deposited with a Paying Agent shall be retainable by or payable to the Corporation, and the Record Holder of any shares of Series A Preferred Stock being redeemed shall have no rights with respect thereto. Any funds so deposited with a Paying Agent that shall remain unclaimed by the Record Holder of any such redeemed shares at the end of one year after the redemption date, together with any previously unpaid interest earned thereon, shall be released or repaid by the Paying Agent to the Corporation, and thereafter such Record Holder shall look only to the Corporation for payment of the Redemption Price.

          (4) The Corporation shall not be required to establish any sinking or retirement fund with respect to the shares of Series A Preferred Stock.

          (g)     Conversion.
                  ----------

          (1) Subject to and upon compliance with the provisions of this subparagraph (13)(g), any Record Holder of Series A Preferred Stock may, at its option, convert any or all such shares of stock into shares of Class A Common Stock at the rate of one share of Class A Common Stock (the "Conversion Factor") for each $14.7875 (the "Conversion Price") of Conversion Value (as defined below) of the shares of Series A Preferred Stock so converted, subject to adjustments as set forth herein below. The "Conversion Value'' of a share of Series A Preferred Stock shall be equal to the Face Value thereof plus the amount of any accrued but unpaid dividends thereon (whether or not declared), calculated as of the applicable Conversion Date (as defined in subparagraph (13)(g)(2) below). If a residual amount of Conversion Value remains following a conversion of all shares tendered for conversion (that is, an amount less than the then effective Conversion Price for another whole share of Class A Common Stock), the Corporation shall pay to the Record Holder in cash such residual amount of Conversion Value in lieu of the issuance of any fractional share of Series A Preferred Stock or any fractional share of Class A Common Stock. If any share of Series A Preferred Stock is called for redemption as provided in Section (e) hereof, the conversion rights pertaining thereto will terminate at the close of business two (2) business days immediately preceding the redemption date thereof, provided that if such redemption is not made on such redemption date, the conversion rights set forth in this subparagraph (13) shall thereafter be in effect (subject to the provisions of this subparagraph (13)).

        (2) A Record Holder of shares of Series A Preferred Stock may exercise the conversion right as to all or any of the shares (but not as to (i) a number of shares of Series A Preferred Stock having an aggregate Conversion Value that is less than the then effective Conversion Price for a whole share of Class A Common Stock, or (ii) a number of shares of Series A Preferred Stock that would result in such holder owning of record less than 500 shares of Series A Preferred Stock) by delivering to the Corporation during regular business hours, at its principal executive office or at any such other place as may be designated by the Corporation, the certificate or certificate(s) for the shares of Series A Preferred Stock to be converted, duly endorsed or assigned in blank (or to the Corporation if required by it), with signatures guaranteed by a national bank or a New York Stock Exchange member firm, and accompanied by written notice stating that the Record Holder elects to convert such shares of Series A Preferred Stock and stating the name or names (with address) in which the certificate or certificates for the Class A Common Stock are to be issued (subject to the provisions of subparagraph (13)(j)). Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "Conversion Date". From and after the Conversion Date, no further dividends shall accrue with respect to converted shares of Series A Preferred Stock, and no

previously accrued but unpaid dividends shall be payable with respect thereto, the amount of any such previously accrued and unpaid dividend to be included in the Conversion Value of the converted shares on the Conversion Date as provided above. As promptly as practicable after the Conversion Date (but in no event later than five (5) business days thereafter), the Corporation shall issue and deliver to or upon the written order of such Record Holder (subject to the provisions of subparagraph
(13)(j)) a certificate or certificates for the number of full shares of Class A Common Stock to which any such Record Holder is entitled, a check or cash in respect of any residual amount of Conversion Value of any converted share of Series A Preferred Stock, and a new certificate for any unconverted shares of Series A Preferred Stock previously represented by a surrendered certificate (as described further below). Any person in whose name the certificate or certificates for shares of Class A Common Stock are to be issued shall be deemed to become a holder of record of such shares on the applicable Conversion Date, unless the transfer books of the Corporation are closed on that date, in which event such person shall be deemed to have become a holder of record of such shares on the next succeeding date on which the transfer books are open, but the applicable Conversion Factor and Conversion Value shall be those in effect on the Conversion Date. Upon conversion of only a portion of the shares of Series A Preferred Stock covered by a surrendered certificate, the Corporation shall issue and deliver to or upon the written order of the Record Holder of the surrendered certificate, at the Corporation's expense, a new certificate for Series A Preferred Stock representing the unconverted shares covered by the surrendered certificate. Such new certificate shall entitle the Record Holder thereof to dividends on the shares of Series A Preferred Stock represented thereby to the same extent as if the certificate theretofore covering such unconverted shares of Series A Preferred Stock had not been surrendered in connection with the conversion.

          (3) No fractional shares of Class A Common Stock, or scrip in respect thereof, shall be issued upon conversion of Series A Preferred Stock. Instead, in any case in which a fractional share of Class A Common Stock would otherwise be issuable because the amount of remaining Conversion Value after aggregation of all converted shares of Series A Preferred Stock is less than the then effective Conversion Price for a whole share of Class A Common Stock, the Corporation shall pay the converting Record Holder the cash amount of such remaining Conversion Value on the same date as delivery of certificates relating to the shares of Class A Common Stock delivered in connection with any such conversion, or within five (5) business days of the Conversion Date.

          (4) The Conversion Factor shall be subject to adjustment from time to time as follows, PROVIDED, HOWEVER, that no adjustment to the Conversion Factor need be made until cumulative adjustments would affect the Conversion Factor by more than one percent (1%):

               (i) If the Corporation at any time or from time to time shall issue warrants, options, or other rights (including without limitation any class of common stock convertible into Class A Common Stock) to the holders of Class A Common Stock, as a class, entitling them to subscribe for or purchase shares of Class A Common

          Stock for a consideration per share less than the Market Price per share of the Class A Common Stock (as defined in clause (vii) below) on the date of such issuance, then in each case the Conversion Factor shall be adjusted by multiplying the Conversion Factor in effect on the record date fixed for the determination of holders of Class A Common Stock entitled to receive such warrants, options, or rights by a fraction the numerator of which is the number of shares of Class A Common Stock outstanding on such record date plus the number of additional shares of Class A Common Stock offered for subscription or purchase, and the denominator of which is the number of shares of Class 7 Common Stock outstanding on such record date plus the number of shares of Class A Common Stock that the aggregate offering purchase price of the total number of shares of additional Class A Common Stock subject to such warrants, options, or rights would purchase at such Market Price. There shall be excluded from the operation of this clause (i) any rights to acquire shares of Class A Common Stock pursuant to any dividend reinvestment plan established by the Corporation.

               (ii) If, at any time or from time to time, the number of shares of Class A Common Stock outstanding is increased by a stock dividend payable in shares of Class A Common Stock or by a subdivision or split-up of shares of Class A Common Stock, then the Conversion Factor in effect on the record date fixed for the determination of holders of shares of Class A Common Stock entitled to receive such stock dividend, or whose shares of Class A Common Stock are included as part of such subdivision or split-up, shall be appropriately increased so that the number of shares of Class A Common Stock issuable for the Conversion Price on conversion of Series A Preferred Stock shall be increased in proportion to such increase in outstanding shares of Class A Common Stock.

               (iii) If, at any time or from time to time the number of shares of Class A Common Stock outstanding is decreased by a combination (whether by reverse stock split or otherwise) of the outstanding shares of Class A Common Stock, then the Conversion Factor in effect on the record date fixed for such combination shall be appropriately decreased so that the number of shares of Class A Common Stock issuable for the Conversion Price on conversion of Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

               (iv) In case, at any time or from time to time, of
          (A) any capital reorganization or reclassification of the shares of the Corporation (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a stock dividend or a subdivision, split-up, or combination of shares), (B) a business combination or merger of the Corporation with or into another person (other than a business combination or merger in which the Corporation

          is the continuing entity and which does not result in any change in the Class A Common Stock), (C) a sale or other disposition of all or substantially all the assets of the Corporation as an entirety to any other person, or (D) any other transaction (including without limitation any dividend or distribution payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) but excluding any such dividend or distribution so payable out of earnings or earned surplus and excluding any other transaction described in clauses (i), (ii), or (iii) above, whether or not such transaction results in an adjustment pursuant to the terms of any such clause) that is effected in such a manner that holders of Class A Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities, or assets with respect to or in exchange for Class A Common Stock, then each share of Series A Preferred Stock shall immediately upon the consummation of such reorganization, reclassification, business combination, merger, sale or other disposition, or other described transaction be (x) convertible into the kind and number of shares of stock or other securities or property of the Corporation, or of the entity resulting from such business combination or surviving such merger or to which such assets shall have been sold or otherwise disposed, or (y) entitled to receive upon conversion thereof the stock, securities, or other assets with respect to or in exchange for Class A Common Stock, to which a holder of the number of shares of Class A Common Stock deliverable upon conversion of such share of Series A Preferred Stock (immediately prior to the consummation of such event) would have been entitled upon such consummation.

               (v) No adjustment in the Conversion Factor shall have any effect upon the Conversion Value of a share of Series A Preferred Stock, although each such adjustment shall affect (in the manner described in this subparagraph (13)(g)(4)) the number of shares of Class A Common Stock issuable in respect of any particular amount of Conversion Value and thus shall affect the effective Conversion Price as to a whole share of Class A Common Stock.

               (vi) All calculations under this subparagraph
          (13)(g)(4) shall be made to the nearest one-tenth
          (1/10) of a cent or to the nearest one-tenth (1/10) of a share, as the case may be.

               (vii)     For the purpose of any computation
          pursuant to this subparagraph (13)(g)(4) or elsewhere under this Agreement, "Market Price" on any date of one share of Class A Common Stock shall be deemed to be the average of the daily closing prices of the Class A Common Stock for the ten (10) consecutive trading days ending on the trading day immediately preceding the day

          in question (as adjusted for any stock dividend, split, combination, or reclassification that took effect during such 10-day period). The closing price for each day shall be the last reported sales price, regular way, or, in case no such reported sale took place on such day, the average of the last reported bid and asked prices, regular way, in either case as officially reported by the principal national securities exchange on which the Class A Common Stock may then be listed for trading; or, if the Class A Common Stock is not permitted to trade on any such exchange, then such sales price or such bid and asked prices for the Class A Common Stock as quoted in the NASDAQ Inter-Dealer Quotation System or such other similar inter-dealer quotation system being used generally by members of the National Association of Securities Dealers, Inc., or any similar successor organization, for over-the-counter transactions in securities, as such quotations are reported by National Quotation Bureau, Incorporated, or any similar successor organization; or, if trading in the Class A Common Stock is not then quoted through any such system or covered by quotation reports of such organization, then such sales price or such bid and asked prices as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for such purpose.

               (viii)    Any adjustment made pursuant to clauses
          (i), (ii), or (iii) above shall become effective on the date immediately after the record date referenced therein.

               (ix) In any case in which the provisions of this subparagraph (13)(g)(4) shall require that an adjustment become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Series A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Class A Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Class A Common Stock issuable upon such conversion before giving effect to such adjustment and
          (B) paying to such holder any amount in cash in lieu of a fractional share or in respect of residual Conversion Value; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares of Class A Common Stock, or such cash, upon the occurrence of the event requiring such adjustment.

          (5) Whenever the Conversion Factor shall be adjusted as provided in subparagraph (13)(g)(4), the Corporation shall forthwith mail, first class and postage prepaid, to each Record Holder of Series A Preferred Stock at its address appearing on the Corporation's stock records for the Series A Preferred Stock, a copy of a statement, certified by its chief financial officer, showing the facts requiring such adjustment and the Conversion Factor and effective Conversion Price per whole share of Class A Common Stock that shall be in effect after such adjustment. Where appropriate, such copy may be given in advance and may be included as part of a notice required under subparagraph (13)(g)(4).

          (6) If the Corporation shall propose to (i) take any action of the types described in clauses (i) or (iv) of subparagraph (13)(g)(4), (ii) declare a dividend upon the Class A Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Class A Common Stock, or (iii) grant, issue or sell any options, convertible securities or rights to purchase stock (other than shares of Class A Common Stock), warrants, securities or other property pro-rata to the record holders of Class A Common Stock, the Corporation shall give notice to each Record Holder of Series A Preferred Stock, in the manner set forth in subparagraph (13)(g)(5), which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Factor and effective Conversion Price per whole share of Class A Common Stock and on the number, kind, or class of stock or other securities or property that shall be deliverable or purchasable upon the occurrence of such action or thereafter deliverable upon conversion of Series A Preferred Stock. In the case of any action that would require the fixing of a record date, such notice shall be given at least 20 days prior to the date so fixed, and in the case of all other action, such notice shall be given at least 25 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

          (7) For the purposes of this subparagraph (13)(g), the amount of Class A Common Stock at any time outstanding shall not include Class A Common Stock then owned or held by or for the account of the Corporation.

          (8) The Corporation shall at all times reserve, out of its treasury or authorized but unissued Class A Common Stock, or both, solely for the purpose of effecting the conversion of Series A Preferred Stock, sufficient shares to provide for the Conversion of all shares of Series A Preferred Stock outstanding from time to time. All shares of Class A Common Stock that are so issuable shall, when issued, be, and the Corporation shall take all such actions as are necessary to insure that all such shares of Class A Common Stock are, duly and validly issued, fully paid and nonassessable, and free from all taxes, liens, and charges. The Corporation shall take such actions as may be necessary to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange or inter-dealer quotation system upon which shares of

Class A Common Stock may be listed or qualified (except for official notice of issuance, which shall be immediately delivered by the Corporation upon each such issuance); provided, that the Corporation shall not be required hereunder to register the issuance of any such shares of stock under federal or state securities laws. The Corporation shall take such actions as may be necessary to assure that all such shares of Class A Common Stock are listed or qualified on any domestic securities exchange or inter-dealer quotation system on which shares of Class A Common Stock are listed or qualified; provided, that the Corporation shall not be required hereunder to register the issuance of any such shares of stock under federal or state securities laws.

          (h)     Reacquired Shares of Series A Preferred Stock.
                  ---------------------------------------------

          (1) All or any shares of Series A Preferred Stock acquired by the Corporation and not retired may be transferred by the Corporation to any other person(s). However, for so long as such shares are held by the Corporation, and until such shares are transferred to another person, no dividends shall accrue with respect to such shares.

          (2) The amount of Series A Preferred Stock available for issuance pursuant to this Subparagraph (13) at any time shall be the difference between the authorized number of shares designated in subparagraph (13)(a) and the number of such shares issued and outstanding at such time, and no reduction shall be made for any shares of Series A Preferred Stock acquired by the Corporation (including through redemptions under subparagraph (13)(e) and (f) or conversions into Class A Common Stock under subparagraph (13)(g)), unless such reacquired shares have been expressly retired and cancelled.

          (3) The Board of Directors may, with respect to any unissued shares of Series A Preferred Stock or any shares of Series A Preferred Stock reacquired by the Corporation after original issuance, act by resolution to retire such shares and restore them to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter act to designate, constitute, and issue some or all such shares as part of a new or other series of Preferred Stock in accordance with applicable law, the provisions of any additional or supplementary section to this Subparagraph (13), and any other provisions of the Articles of Incorporation.

          (i)     RANKING.  For purposes of this Subparagraph
(13), the shares of any class or classes or any series of stock of the Corporation shall be deemed to rank:

          (1) Senior to the Series A Preferred Stock, either as to dividends or upon liquidation, if the holders of such shares shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Corporation, as the case may be, in preference or priority to the Record Holders of shares of Series A Preferred Stock;

          (2) PARI PASSU with the Series A Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share be different from those of the Series A Preferred Stock, if the holders of such shares shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such shares and the Record Holders of shares of Series A Preferred Stock; and

          (3) Junior to the Series A Preferred Stock, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of Series A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation, or winding up of the Corporation, as the case may be, in preference or priority to the holders of such shares.

          (j)     Certain General Matters.
                  -----------------------

          (1) Notwithstanding any other provision hereof, the Corporation shall not be required to issue any certificate representing shares of Class A Common Stock issuable upon conversion of shares of Series A Preferred Stock, or representing unconverted or unredeemed shares of Series A Preferred Stock covered by a certificate surrendered in connection with any conversion or redemption of other shares of Series A Preferred Stock also covered by such Certificate, in the name of any person other than the Record Holder of the subject shares of Series A Preferred Stock on the Conversion Date or the redemption date, as the case may be, unless such Record Holder shall demonstrate to the Corporation's reasonable satisfaction that such issuance complies with applicable federal and state securities laws governing the registration (or exemption therefrom) of sales of securities.

          (2)     Any action not permitted by this Subparagraph
(13) to be taken by the Corporation may nonetheless be taken by it (if otherwise permitted by applicable law, the Articles of Incorporation, and the bylaws of the Corporation) if the Corporation obtains the affirmative vote or written consent of the Record Holders of at least a majority of the outstanding shares of Series A Preferred Stock.

          (3) The Corporation shall have the right, in connection with any issuance or transfer of a share of Series A Preferred Stock, to establish by contract with the proposed holder thereof any lawful restriction or limitation respecting the transfer or other disposition of, or any exercise of rights appurtenant to, such share with which such proposed holder shall agree.

          (4) The Corporation shall not close its books against the transfer of shares of Series A Preferred Stock or of Class A Common Stock issued or issuable upon conversion of Series A Preferred Stock in any manner which interferes unduly with the timely conversion of Series A Preferred Stock. The Corporation shall assist and cooperate with any holder of shares of Series A Preferred Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Series A Preferred Stock hereunder (including, without limitation, making any filings required to be made by the Corporation); provided, that the Corporation shall not be required hereunder to register the issuance of any such shares of stock under federal or state securities laws.

          (5) NOTICES. Unless otherwise provided in an agreement between the Corporation and a holder of Series A Preferred Stock, all notices, demands, or other communications to be given or delivered by reason of this Subparagraph (13) shall be in writing and shall be deemed to have been given (i) on the date delivered in person, (ii) on the date indicated on the return receipt if mailed postage prepaid, by certified or registered U.S. Mail, with return receipt requested, (iii) on the date transmitted by telex or facsimile, if sent by 5:00 P.M., Eastern Time, and confirmation of receipt thereof is reflected or obtained, or (iv) IF sent by Federal Express or other nationally recognized overnight courier service or overnight express U.S. Mail, with service charges or postage prepaid, THEN on the next business day after delivery to the courier service or U.S. Mail (in time for and specifying next day delivery). In each case (except for personal delivery) such notices, demands, and other communications shall be sent to a holder of Series A Preferred Stock at the address or telex or facsimile number for such holder on the Company's stock records and to the Corporation at its principal executive offices, as may be announced from time to time, Attention: Secretary.

      D. The Board of Directors may from time to time distribute to shareholders out of capital surplus of the Corporation a portion of its assets, in cash or in property.

                               VI.

      None of the holders of any capital stock of the Corporation of any kind, class or series now or hereafter authorized shall have preemptive rights with respect to any shares of capital stock of the Corporation of any kind, class or series now or hereafter authorized.

                               VII.

      No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of his duty of care or other duty as a director; provided, that this provision shall eliminate or limit the liability of a director only to the extent permitted from time to time by the Georgia Business Corporation Code or any successor laws or laws.


                              VIII.

           SECTION 1. DESIGNATION AND NUMBER OF SHARES. The shares of such series shall be designated as "Series B Participating Cumulative Preferred Stock" (the "SERIES B PREFERRED STOCK"), and the number of shares constituting such series shall be 1,000,000 The par value of each share of Series B Preferred Stock shall be $1.00. If more than a total of 1,000,000 shares of Series B Preferred Stock shall be issuable upon the exercise of rights (the "RIGHTS") issued pursuant to the Rights Agreement dated as of March 16, 1998, between the Corporation and Wachovia Bank, N.A., as rights agent (as such agreement may be amended from time to time, the "RIGHTS AGREEMENT"), the Board of Directors of the Corporation, pursuant to Section 14-2-602 of the Georgia Business Corporation Code, as amended, and in accordance with the provisions of the Articles of Incorporation, shall adopt a resolution or resolutions increasing the previously determined total number of shares of Series B Preferred Stock authorized to be issued (to the extent that the Articles of Incorporation then permit) to the largest number of whole shares (rounded to the nearest whole number) issuable upon exercise of the Rights and directing that a statement of Articles of Amendment with respect to such increase in authorized shares of the Series B Preferred Stock be executed and filed with the Secretary of State of the State of Georgia. The number of shares of the Series B Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of shares then outstanding plus the number of shares issuable upon exercise of the outstanding Rights.

           Section 2.  Dividends and Distributions.
           ---------------------------------------

           (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series B Preferred Stock with respect to dividends, if any, the holders of shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable on the last day of March, June, September and December of each year (each such date

being referred to herein as a "QUARTERLY DIVIDEND PAYMENT DATE"), commencing on the first Quarterly Dividend Payment Date after the first issuance of any share or fraction of a share of Series B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 and (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount (payable in kind) of all cash dividends or other distributions and 100 times the aggregate per share amount of all non-cash dividends or other distributions (other than (i) a dividend payable in shares of Common Stock (as defined below) of the Corporation or (ii) a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise)) , declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock. The multiple of such cash and non-cash dividends and distributions on the Common Stock applicable to the determination of the dividends to be paid on the Series B Preferred Stock, which shall initially be 100, but which shall be adjusted from time to time as provided herein, is referred to herein as the "DIVIDEND MULTIPLE." If the Corporation shall at any time after March 16, 1998 (the "RIGHTS DECLARATION DATE"), declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock or effect a subdivision or split or combination, consolidation or reverse stock split of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount which holders of shares of Series B Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. For purposes hereof, "COMMON STOCK" means the Corporation's Class A Common Stock, par value $0.10 per share, and Class B Common Stock, par value $0.10 per share.

           (B) The Corporation shall declare a dividend or distribution on the Series B Preferred Stock as provided in
SECTION 2(A) immediately after it declares a dividend or distribution on the Common Stock (other than as described in clauses (i) and (ii) of the first sentence of SECTION 2(A)); provided, however, that if no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date (or, with respect to the first Quarterly Dividend Payment Date, the period between the first issuance of any share or fraction of a share of Series B Preferred Stock and such first Quarterly Dividend Payment Date), a dividend of $1.00 per share on the Series B Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

           (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series B Preferred Stock, unless the date of issue of such shares is on or before the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date

of issue of such shares, or unless the date of issue is a date after the record date for the determination of holders of shares of Series B Preferred Stock entitled to receive a quarterly dividend and on or before such Quarterly Dividend Payment Date, in which case dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall not be more than 60 days prior to the date fixed for the payment thereof.

           SECTION 3. VOTING RIGHTS. In addition to any other voting rights required by law, the holders of shares of Series B
Preferred Stock shall have the following voting rights:

           (A)  Subject to the provision for adjustment
hereinafter set forth, each share of Series B Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of shareholders of the Corporation. The number of votes which a holder of a share of Series B Preferred Stock is entitled to cast, as the same may be adjusted from time to time, is hereinafter referred to as the "VOTE MULTIPLE." If the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or split or combination, consolidation of reverse stock split of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case, the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series B Preferred Stock shall be entitled after such event shall be the Vote Multiple applicable immediately prior to such event multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

           (B) Except as otherwise provided herein or by law, the holders of shares of Series B Preferred Stock and the holders of shares of Common Stock shall vote together as a single class on all matters submitted to a vote of shareholders of the Corporation; PROVIDED, HOWEVER, that, except as set forth in
SECTION 3(C), the holders of shares of Series B Preferred Stock shall vote with the holders of the Class A Common Stock in the election of directors.

           (C) (i) If at any time dividends on any Series B Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon (whether or not consecutive), the occurrence of such contingency shall mark the beginning of a period (herein called a "DEFAULT PERIOD") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series B Preferred Stock then

outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Series B Preferred Stock and any other series of Preferred Stock then entitled as a class to elect directors, voting together as a single class, irrespective of series, shall have the right to elect one Director.

           (ii) During any default period, such voting right of the holders of Series B Preferred Stock may be exercised initially at a special meeting called pursuant to SECTION 3(C)(iii) or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders; provided, however, that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of 10% in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of holders of Common Stock shall not affect the exercise by holders of Preferred Stock of such voting right. At any meeting at which holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancy, if any, in the Board of Directors as may then exist up to one Director or, if such right is exercised at an annual meeting, to elect one Director. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series B Preferred Stock.

           (iii) Notwithstanding anything to the contrary contained in the Corporation's Articles of Incorporation or Bylaws, unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any shareholder(s) owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this SECTION 3(C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request. Such meeting may be called on similar notice by any shareholder(s) owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series. Notwithstanding the provisions of this
SECTION 3(C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of shareholders.

           (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect one Director voting as a class, after the exercise of which right (x) the Director so elected by the holders of Preferred Stock shall continue in office until his or her successor shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in SECTION 3(C)(ii)) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this SECTION 3(C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

           (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock, voting as a separate class, to elect Directors shall cease, (y) the term of any Director elected by the holders of Preferred Stock, voting as a separate class, shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Articles of Incorporation or Bylaws irrespective of any increase made pursuant to the provisions of SECTION 3(C)(ii) (such number being subject, however, to change thereafter in any manner provided by law or in the Articles of Incorporation or Bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled in any manner provided for in the Articles of Incorporation or Bylaws.

           (D) Except as otherwise provided herein, holders of Series B Preferred Stock shall have no special voting rights, and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

           SECTION 4.  CERTAIN RESTRICTIONS.

           (A) Whenever quarterly dividends or other dividends or distributions payable on the Series B Preferred Stock as provided in SECTION 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding shares of Series B Preferred Stock shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
     up) to the Series B Preferred Stock;

          (ii) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except dividends paid ratably on the Series B Preferred Stock and all such other parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem, purchase or otherwise acquire for value any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock; provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series B Preferred Stock; or

          (iv) redeem, purchase or otherwise acquire for value any shares of Series B Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series B Preferred Stock and all such other parity stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

           (B) The Corporation shall not permit any Subsidiary (as defined below) of the Corporation to purchase or otherwise acquire for value any shares of stock of the Corporation unless the Corporation could, under SECTION 4(A), purchase or otherwise acquire such shares at such time and in such manner.

           (C) A "SUBSIDIARY" of Corporation shall mean any corporation or other entity of which securities or other ownership interests entitled to cast as least a majority of the votes that would be entitled to be cast in an election of the Board of Directors of such corporation or other entity or other persons performing similar functions are beneficially owned, directly or indirectly, by the Corporation or by any corporation or other entity that is otherwise controlled by the Corporation.

           (D) The Corporation shall not issue any shares of Series B Preferred Stock except upon exercise of Rights issued pursuant to the Rights Agreement.

           SECTION 5. REACQUIRED SHARES. Any shares of Series B Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock without designation as to series and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors as permitted by the Articles of Incorporation or as otherwise permitted under Georgia law.

           SECTION 6.  LIQUIDATION, DISSOLUTION OR WINDING UP

           (A) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made:

          (i)   to the holders of shares of stock ranking junior
     (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock unless, prior

     thereto, the holders of shares of Series B Preferred Stock shall have received $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; PROVIDED, HOWEVER, that the holders of shares of Series B Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or

          (ii) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except distributions made ratably on the Series B Preferred Stock and all such other parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. The amount to which holders of Series B Preferred Stock may be entitled upon liquidation, dissolution or winding up of the Corporation pursuant to the proviso to clause (i) above is hereinafter referred to as the "PARTICIPATING LIQUIDATION AMOUNT," and the multiple of the amount to be distributed to holders of Common Stock upon the liquidation, dissolution or winding up of the Corporation applicable pursuant to said proviso, as such multiple may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "LIQUIDATION MULTIPLE." If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or split or combination, consolidation or reverse stock split of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the Liquidation Multiple thereafter applicable to the determination of the amount to which holders of shares of Series B Preferred Stock shall be entitled to receive after such event shall be the Liquidation Multiple immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

           (B) For purposes of this SECTION 6, none of the following events shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation: (i) the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation; (ii) the combination, consolidation or merger of the Corporation with or into one or more other corporations or other associations; (iii) the consolidation or merger of one or more corporations or other associations with or into the Corporation; or (iv) participation by the Corporation in a share exchange.

           SECTION 7.  CERTAIN RECLASSIFICATION AND OTHER EVENTS

           (A) If, after the Rights Declaration Date, holders of shares of Common Stock receive in respect of their shares of Common Stock any share of capital stock of the Corporation (other than any share of Common Stock of the Corporation), whether by

way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise (a "TRANSACTION"), then, and in each such event, the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Corporation of the shares of Series B Preferred Stock shall be adjusted so that after such event the holders of Series B Preferred Stock shall be entitled, in respect of each share of Series B Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, to

          (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such Transaction multiplied by the additional dividends which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock,

          (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such Transaction multiplied by the additional voting rights to which the holder of a share of Common Stock shall be entitled by virtue of the receipt in the Transaction of such capital stock, and

          (iii) such additional distributions upon liquidation, dissolution or winding up of the Corporation as equal the Liquidation Multiple in effect immediately prior to such Transaction multiplied by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Corporation by virtue of the receipt in the Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock.

           (B) If, after the Rights Declaration Date, holders of shares of Common Stock receive in respect of their shares of Common Stock any right or warrant to purchase Common Stock (including as such a right, for all purposes of this SECTION 7(B), any security convertible into or exchangeable for Common Stock at a purchase price per share less than the Fair Market Value (as defined below) of a share of Common Stock on the date of issuance of such right or warrant, then, and in each such event, the dividend rights, voting rights and rights upon the liquidation dissolution or winding up of the Corporation of the shares of Series B Preferred Stock shall each be adjusted so that after such event the Dividend Multiple, the Vote Multiple and the Liquidation Multiple shall each be the product of the Dividend Multiple, the Vote Multiple and the Liquidation Multiple, as the case may be, in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock which could be acquired upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased, at the Fair Market Value of the Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

           (C) If, after the Rights Declaration Date, holders of shares of Common Stock receive in respect of their shares of

Common Stock any right or warrant to purchase capital stock (other than shares of Common Stock), including as such a right, for all purposes of this Section 7(C), any security convertible into or exchangeable for capital stock of the Company (other than Common Stock), at a purchase price per share less than the Fair Market Value of a share of such capital stock on the date of issuance of such rights or warrant, then, and in each such event, the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Corporation of the shares of Series B Preferred Stock shall each be adjusted so that after such event holders of Series B Preferred Stock shall be entitled, in respect of each share of Series B Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive
(i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such event multiplied, first, by the additional dividends to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise, and multiplied again by the Discount Fraction (as defined below), (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such event multiplied, first, by the additional voting rights to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise, and multiplied again by the Discount Fraction, and (iii) such additional distributions upon liquidation, dissolution or winding up of the Corporation as equal the Liquidation Multiple in effect immediately prior to such event multiplied, first, by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Corporation upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise, and multiplied again by the Discount Fraction. For purposes of this SECTION 7(C), the "DISCOUNT FRACTION" shall be a fraction the numerator of which shall be the difference between (x) the Fair Market Value of a share of the capital stock subject to a right or warrant distributed to holders of shares of Common Stock of the Corporation as contemplated by this SECTION 7(C) immediately after the distribution thereof and (y) the purchase price per share for such share of capital stock pursuant to such right or warrant, and the denominator of which shall be the Fair Market Value of a share of such capital stock immediately after the distribution of such right or warrant.

           (D) For purposes of this SECTION 7, the "FAIR MARKET VALUE" of a share of capital stock of the Corporation (including a share of Common Stock) on any date shall be deemed to be the average of the daily closing price per share thereof over the 30 consecutive Trading Days (as defined below) immediately prior to such date; PROVIDED, HOWEVER, that in the event that such Fair Market Value of any such share of capital stock is determined during a period which includes any date that is within 30 Trading Days after (i) the ex-dividend date for a dividend or distribution on stock payable in shares of such stock or securities convertible into shares of such stock, or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Directors of the Corporation to take into account ex-dividend or post-effective date trading. The closing price for any day shall be the last

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sale price, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or, if the shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares are listed or admitted to trading or, if the shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market or such other system then in use, or if on any such date the shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by the Board of Directors of the Corporation.
The term "TRADING DAY" shall mean a day on which the principal national securities exchange on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange, on which the New York Stock Exchange or such other national securities exchange as may be selected by the Board of Directors of the Corporation is open.
If the shares are not publicly held or not so listed or traded on any day within the period of 30 Trading Days applicable to the determination of Fair Market Value, "FAIR MARKET VALUE" shall mean the fair market value thereof per share as determined in good faith by the Board of Directors of the Corporation. In either case referred to in the foregoing sentence, the determination of Fair Market Value shall be described in a statement filed with the Secretary of the Corporation.

           SECTION 8.  CONSOLIDATION OR MERGER.  If the
Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the shares of Series B Preferred Stock shall at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash or any other property, as the case may be, into which or for which each share of Common Stock is exchanged or changed. If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or split or combination, consolidation or reverse stock split of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      SECTION 9.  EFFECTIVE TIME OF ADJUSTMENTS.

      (A) Adjustments to the Series B Preferred Stock required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occur.

      (B) The Corporation shall give prompt written notice to each holder of a share of outstanding Series B Preferred Stock of the effect of any adjustment to the voting rights, dividend rights or rights upon liquidation, dissolution or winding up of the Corporation of such shares required by the provisions hereof. Notwithstanding the foregoing sentence, the failure of the Corporation to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.

           SECTION 10.  NO REDEMPTION.  The Series B Preferred
Stock shall not be redeemable.

           SECTION 11. RANK. The Series B Preferred Stock shall rank junior (as to dividends and upon liquidation, dissolution and winding up) to all other series of the Corporation's preferred stock, except any series that specifically provides that such series shall rank junior to the Series B Preferred Stock.

           SECTION 12. FRACTIONAL SHARES. Series B Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Preferred Stock.

           SECTION 13. AMENDMENT. The Articles of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series B Preferred Stock, voting separately as a class.



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